Exhibit 10.7

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [**+], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Execution Version

THIS CONVERTIBLE LOAN AGREEMENT is made as of the 2nd day of February, 2024.

B E T W E E N

BLACKJACK SILVER CORP., a corporation existing under the Laws of the Province of Ontario

(the “Borrower”)

- and -

SWANSEA HOLDINGS INC., a private company registered in the Province of Ontario (and controlled by Carl Hansen, an individual resident in the Province of Ontario)

(“Swansea”)

- and-

SBX CONSULTORES LTDA., a private company registered in Chile

(“SBX”)

- and -

BRUCE D. REID, an individual resident in the Province of Ontario

(“Bruce”, and together with Swansea and SBX, the “Lenders”).

WHEREAS the Borrower wishes to borrow the Principal Amount, and the Lenders have agreed to advance the Principal Amount to the Borrower, on the terms and conditions set forth in this Agreement;

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged by the Borrower and the Lenders, the parties agree as follows:

ARTICLE 1 - INTERPRETATION

1.1	Definitions

In this Agreement, the following words and phrases shall have the meanings set forth below:

“Advance Date” means the date on which the Loan is advanced.

“Agreement” means this Loan Agreement, together with all amendments, supplements, restatements and replacements hereof from time to time hereafter made in accordance with the terms hereof.

“Authorization” means any authorization, order, permit, approval, grant, licence, registration, consent, right, notification, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decision, decree, Bylaw, rule or regulation, whether or not having the force of Law.

“Business Day” means any day, other than a Saturday, Sunday or other day on which banks are required or authorized to close in Toronto, Ontario.

“Capital Reorganization” has the meaning set forth in Section 6.1(e).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [**+], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Cause” means, with respect to an employee, such term as defined in any employment or services agreement to which such employee is a party with the Company or any subsidiary, or if there is no such employment or services agreement or such employment or services agreement does not define “Cause”, then “Cause” means the termination by the Company or any subsidiary of an employee’s employment or service with the Company or any subsidiary as a result of: (i) the commission by the employee of a felony or a fraud; (ii) conduct by the employee that brings the Company or any subsidiary into substantial public disgrace or disrepute; (iii) gross negligence or gross misconduct by the employee with respect to the Company or any subsidiary; (iv) the employee’s insubordination or failure to follow the directions of the board of directors of the Company or any subsidiary’s board of directors (or equivalent governing body), as the case may be, which is not cured within three days after written notice thereof to the employee; (v) the employee’s violation of the employee’s confidentiality obligations with respect to the Company’s and any subsidiary’s confidential information, knowledge or data; or (vi) the employee’s breach of a material employment policy of the Company or any subsidiary, which is not cured within three days after written notice thereof to the employee.

“Change of Control” means the occurrence of any of the following events: (i) the direct or indirect sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the property or assets of the Company to another Person; or, (ii) the acquisition by any Person or group of Persons, beneficially or otherwise (whether by purchase, exchange, merger, consolidation or otherwise), directly or indirectly, in one transaction or in a series of transactions or related transactions of voting shares comprising (or the right to exercise the voting rights with respect to voting shares comprising) more than 50% of the voting shares of the Company.

“Commitment” means, at any time, in respect of a Lender, the maximum amount of Advances which such Lender has covenanted to make under this Agreement, initially as set forth in Schedule “A” and which for greater certainty shall in each case be reduced by such Lender’s rateable share of the amount of any permanent repayments or reductions required or made hereunder.

“Common Shares” means the common shares in the capital of the Borrower.

“Contract” means any contract, agreement, license, franchise, lease, arrangement, commitment, understanding, joint venture, partnership or other right or obligation (written or oral) to which the Borrower or any subsidiary is a party.

“Conversion Amount” has the meaning set forth in Section 6.1(a).

“Conversion Date” means any date on which all or any part of the Indebtedness is converted into Common Shares.

“Conversion Notice” has the meaning set forth in Section 6.1(b).

“Conversion Price” means US$0.45 per Common Share, as such amount may be adjusted in accordance with the provisions of Section 6.1.

“Conversion Shares” has the meaning set forth in Section 6.1(a).

“Default” means any event that, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

“Event of Default” means the occurrence of any of the following events:

(a)	the Borrower defaults in payment when due of any Indebtedness;

(b)	the Borrower breaches any covenant in this Agreement or any other Loan Document;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [**+], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(c)	the Borrower defaults under any Contract that results in the acceleration of the maturity of any indebtedness, or any indebtedness owing to another Person is not paid when due (whether by lapse of time, acceleration or otherwise);

(d)	any representation or warranty made by the Borrower to the Lenders pursuant to this Agreement is inaccurate as of the date made or deemed to be made;

(e)	any judgment, execution, writ of seizure and sale or any other similar process is entered or filed against the Borrower or any of its subsidiaries or any of their respective assets;

(f)	any order, judgment or decree is entered against the Borrower or any of its subsidiaries for the dissolution, winding up or other termination of such entity’s existence;

(g)	an Insolvency Event occurs; or

(h)	the Borrower or any of its subsidiaries ceases to carry on its business as presently conducted.

“Facility Warrants” means the common share purchase warrants to acquire Common Shares at a price of US$0.60 per Common Share in the form attached as Schedule “B” hereto.

“Governmental Entity” means (i) any international, multinational, national, federal, provincial, state, regional, municipal, local or other government governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau, ministry, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the above, (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, or (iv) any stock exchange.

“Indebtedness” means, at any particular date of determination, all obligations and liabilities of the Borrower to the Lenders under or in connection with this Agreement at such time, including the outstanding Principal Amount, all accrued and unpaid interest thereon and any fees, expenses and other amounts owing to the Lenders (including in respect of any proceedings to enforce the Lenders’ rights pursuant hereto), provided that amount of the Indebtedness will be reduced by any Conversion Amount.

“Initial Public Offering” has the meaning set forth in Section 6.1(c).

“Insolvency Event” means, in respect of the Borrower or any of its subsidiaries:

(a)	commits an act of bankruptcy or becomes insolvent (as such terms are used in the Bankruptcy and Insolvency Act (Canada)), or it makes an assignment for the benefit of its creditors, files a petition in bankruptcy, makes a proposal or commences a proceeding under Insolvency Legislation, or it petitions or applies to any tribunal for, or consents to, the appointment of any receiver, trustee or similar liquidator in respect of all or a substantial part of its property, or it admits the material allegations of a petition or application filed with respect to it in any proceeding commenced in respect of it under any Insolvency Legislation, or it takes any corporate action for the purpose of effecting any of the foregoing; or

(b)	any proceeding or filing is commenced against the Borrower or any of its subsidiaries seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts under any Insolvency Legislation, or seeking appointment of a receiver, trustee, custodian or other similar official for it or any of its property or assets.

“Insolvency Legislation” means legislation in any applicable jurisdiction relating to reorganization, arrangement, compromise or re-adjustment of debt, dissolution or winding-up, or any similar legislation,

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [**+], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

and specifically includes for greater certainty the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and the Winding-Up and Restructuring Act (Canada).

“Interest Payment Date” means each December 31 and June 30 following the Advance Date.

“Laws” means, with respect to any Person, all applicable Laws (statutory, common or otherwise), constitutions, treaties, conventions, ordinances, codes, rules, regulations, orders, injunctions, judgments, decrees, rulings or other similar requirements, whether domestic or foreign, enacted, adopted, promulgated or applied by a Governmental Entity that are binding upon or applicable to such Person or its business, undertaking, property or Securities, and to the extent that they have the force of Law, policies, guidelines, notices and protocols of any Governmental Entity, including all amendments.

“Lien” means (i) any mortgage, charge, pledge, hypothecation, security interest, assignment by way of security, encumbrance, lien (statutory or otherwise), hire purchase agreement, conditional sale agreement, title retention agreement or arrangement, or any other assignment, arrangement or condition that in substance secures payment or performance of an obligation, (ii) any trust arrangement, (iii) any arrangement which creates a right of set-off out of the ordinary course of business, or (iv) any agreement to grant any such rights or interests.

“Loan” means the advance of the Principal Amount by the Lenders to the Borrower pursuant to this Agreement.

“Loan Documents” means this Agreement, the Facility Warrants and all documents, instruments and agreements given from time to time by the Borrower in connection with this Agreement.

“Lower Price” has the meaning set out in Section 6.1(f).

“Maturity Date” means the earlier of the following dates: (i) February 2, 2026; and (ii) the date on which an Event of Default occurs.

“Person” includes any individual, firm, partnership, limited partnership, limited liability partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, body corporate, corporation, company, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status.

“Principal Amount” means Five Hundred Thousand United States Dollars (USD$500,000).

“Project” means the Butte project located in Montana, USA.

“Representatives” means, with respect to any particular person or entity, the directors, officers, employees, agents and representatives of such person or entity.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement. options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Share Conversion” has the meaning set forth in Section 6.1(a).

“Share Reorganization” means any (i) subdivision, redivision or change in the outstanding Common Shares into a greater number of Common Shares, {ii) reduction, combination or consolidation of the Common Shares into a lesser number of Common Shares, or (iii) issuance of Common Shares (or

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [**+], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Securities exchangeable for or convertible into Common Shares) to the holders of all or substantially all of its then outstanding Common Shares by way of a stock dividend or other distribution.

“subsidiary” has the meaning given to such term in the Business Corporations Act (Ontario).

“Without Cause” means such term as defined in any employment or services agreement to which an employee is a party with the Company or a subsidiary, or if there is no such employment or services agreement or such employment or services agreement does not define “Without Cause”, then “Without Cause” means the termination by the Company or any subsidiary of an employee’s employment or service with the Company or any subsidiary for any reason other than a termination on account of a termination for Cause.

1.2	Currency References

All monetary amounts referred to in this Agreement are in Lawful money of the United States of America.

1.3	Extended Meanings

Terms defined in the singular have the same meaning when used in the plural, and vice-versa.

1.4	Interpretation

For the purposes of this Agreement, except as otherwise expressly provided:

(a)	“this Agreement” means this Loan Agreement, including the recitals and all schedules hereto, and not any particular Article, Section, Subsection, clause or other subdivision or schedule exhibit hereof, and includes any agreement, document or instrument entered into, made or delivered pursuant to the terms hereof, as the same may, from time to time, be supplemented or amended and in effect;

(b)	the words “hereof”, “herein”, “hereto” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, clause, or other subdivision or schedule hereof;

(c)	all references in this Agreement to a designated Article, Section, Subsection, or other subdivision or recital hereof are references to the designated Article, Section or other subdivision or schedule hereof;

(d)	the division of this Agreement into Articles, Sections and other subdivisions and recitals, and the insertion of headings are for convenience of reference only and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

(e)	a reference to a statute in this Agreement includes all regulations, rules, policies or instruments made thereunder, all amendments to the statute, regulations, rules, policies or instruments in force from time to time, and any statutes, regulations, rules, policies or instruments that supplement or supersede such statute, regulations, rules, policies or instruments;

(f)	words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to therein as is required by the context;

(g)	“including” means “including without limitation”;

(h)	the word “or” is not exclusive, and the word “shall” has the same meaning as “will”;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [**+], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(i)	if the date on which any action is required to be taken falls on a day that is not a Business Day, then such action shall be taken on the next following Business Day; and

(j)	all references to “approval”, “authorization” or “consent” in this Agreement means written approval, authorization or consent.

ARTICLE 2- THE LOAN

2.1	Establishment of Loan

Each of the Lenders agrees, severally, and not jointly or jointly and severally, to, on and subject to the terms and conditions of this Agreement, make available its proportionate share of the Commitments to the Borrower on the Advance Date, subject to the terms and conditions set forth in this Agreement. For greater certainty, the several, and not joint or joint and several, Commitments of each Lender are set out in Schedule “A” hereto across from such Lender’s name.

2.2	Purpose of Loan

The Borrower shall use the proceeds of the Loan to complete the second payment owing to Ferry Lane Ltd. in respect of the Borrower’s 100% interest in the lease agreement.

2.3	Non-Revolving Nature; Single Advance

The Loan shall be an unsecured, convertible, non-revolving term loan. A single advance of the Loan in an amount equal to the Principal Amount shall be made on the Advance Date. No repayments of the Principal Amount may be reborrowed.

2.4	Repayment

(a)	All Indebtedness shall be due and payable in full on the Maturity Date.

(b)	Every payment and repayment of Indebtedness hereunder, including repayment of the Principal Amount and all accrued and unpaid interest thereon, shall be made to the order of the Lenders by wire transfer in accordance with the wire transfer instructions provided in writing by the Lenders to the Borrower, subject to Section 6.1, with respect to any Share Conversion.

(c)	The Lenders may create and maintain records (physical or electronic) evidencing the Indebtedness in a manner satisfactory to the Lenders and the information set forth in such records shall constitute conclusive evidence of such Indebtedness, absent manifest error.

(d)	Each payment made by or on account of the Borrower pursuant to this Agreement, including any repayment or deemed repayment in connection with a Share Conversion, shall be made free and clear of, and without any deduction or withholding for, any taxes. If the Borrower is required by any applicable Law to deduct or withhold any taxes from or in respect of any amount payable pursuant hereto, then the amount payable by the Borrower shall be increased as necessary so that after making all required deductions and withholdings, the Lenders receive an amount (in whatever form such payment is to be made) equal to the amount it would have received if no such deductions or withholdings been made.

2.5	Interest

(a)	The outstanding Principal Amount from time to time, as well as all overdue interest, fees and other amounts payable by the Borrower hereunder, shall bear interest at a rate of 6.5% per annum from and including the Advance Date to but excluding the date on which the Lenders receive indefeasible payment (or deemed repayment pursuant to a Share Conversion) in full of all Indebtedness. Interest

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [**+], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

shall be calculated and payable in cash semi-annually on the applicable Interest Payment Date (to be paid in the Canadian dollar equivalent determined using the average daily exchange rate posted by the Bank of Canada the date immediately prior to the applicable Interest Payment Date). Interest is payable beginning on the first Interest Payment Date following the Advance Date, and subsequently on each Interest Payment Date thereafter.

(b)	All references to a rate of interest “per annum” or a similar expression, shall mean that such interest shall be calculated on the basis of a year of three hundred and sixty-five (365) or three hundred and sixty-six (366) days, as the case may be.

(c)	Notwithstanding any other provisions of this Agreement, if the amount of any interest or other monies payable or any rate of interest stipulated for, taken, reserved or extracted under this Agreement would otherwise contravene the provisions of section 347 of the Criminal Code (Canada), or would exceed the amounts that the Lenders are legally entitled to charge and receive under any Law to which such compensation is subject, then such amount or rate of interest shall be reduced to the maximum amount permitted to be paid in compliance with such Laws; and to the extent that any excess has been charged or received by the Lenders, the Lenders shall apply such excess against any outstanding Indebtedness and refund any remaining amount thereafter to the Borrower.

2.6	Voluntary Repayments

The Borrower shall be permitted to voluntarily pay or repay, as applicable, without penalty all or any part of the Indebtedness at any time, upon not less than five Business Days’ prior written notice to the Lenders. Any such payment or repayment, as applicable, shall be applied first against accrued and unpaid interest and then to repay the outstanding Principal Amount, provided that, for purposes of calculating such accrued interest due and payable at the time of any such repayment of all or any part of the Principal Amount, interest shall be deemed to have accrued on the outstanding Principal Amount to but excluding the date on which such repayment of the Principal Amount is made.

2.7	Mandatory Repayments

(a)	All outstanding Indebtedness shall be indefeasibly repaid in full on or before the Maturity Date.

(b)	In the event that Carl Hansen’s employment with the Company is terminated or ceases by virtue of a termination by the Company Without Cause, all Indebtedness owing hereunder to the Lenders is immediately due and payable.

ARTICLE 3- REPRESENTATIONS AND WARRANTIES

The Borrower makes the following representations and warranties in favour of the Lenders and acknowledges that the Lenders are relying upon each such representation and warranty in agreeing to advance the Loan:

3.1	Corporate Existence

The Borrower is a corporation incorporated and organized and validly subsisting in good standing, pursuant to the laws of the Province of Ontario. The Borrower has full corporate and legal power and authority to own its properties and assets and to conduct its business as presently owned and conducted and is duly qualified to do business in each jurisdiction in which the nature or location of the Borrower’s business and assets requires the Borrower to be qualified to carry on its business as presently owned and conducted.

3.2	Corporate Power and Authorization

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [**+], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

The Borrower has all necessary power, authority and capacity to execute and deliver, and to perform its obligations under, this Agreement, the Facility Warrants and any other Loan Documents. The execution and delivery of this Agreement, the Facility Warrants and any other Loan Documents, and the performance by the Borrower of its obligations hereunder and thereunder, has been duly authorized by the board of directors of the Borrower and there are no other corporate proceedings on the part of the Borrower that are necessary to authorize such execution, delivery and performance. The issuance of the Conversion Shares and the Common Shares underlying the Facility Warrants will, upon issuance thereof upon due exercise of the Facility Warrants, be duly and validly issued as fully paid and non-assessable Common Shares.

3.3	Binding Obligations

This Agreement, the Facility Warrants and any other Loan Documents constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

3.4	No Conflicts or Liens

The execution and delivery of the Loan Documents by the Borrower, and the performance of its obligations hereunder and thereunder (including the issuance of the Conversion Shares and the Common Shares underlying the Facility Warrants), does not, and will not, violate or require any consent to be obtained or give rise to any termination rights under, any provision of the Borrower’s articles or by-laws, any Contract, or Authorization to which the Borrower is subject, or result in the creation or imposition of any Lien on any of its assets or limit.

3.5	Authorizations

No Authorizations are required to be received by the Borrower in connection with the execution and delivery of the Loan Documents and the performance by the Borrower of its obligations hereunder and thereunder in accordance with the terms hereof and thereof.

3.6	No Default

No Default or Event of Default has occurred and is continuing.

3.7	Securities Laws

The Company is exempt from the prospectus and registration requirements of the securities laws of the Province of Ontario, and no prospectus, offering memorandum or other document is required to be filed, no proceeding is required to be taken and, no approval, permit, consent or authorization is required to be obtained by the Company under such securities laws in connection with the Loan Documents. The issue by the Company of the Common Shares which may be issuable on conversion of the Loan, when issued in accordance with the terms of this Agreement, will be exempt from the prospectus and registration requirements of the securities laws of the Province of Ontario and no prospectus, offering memorandum or other document is required to be filed, no proceeding is required to be taken and no approval, permit, consent or other authorization is required to be obtained by the Company under such securities laws in connection with such issuance.

ARTICLE 4 – COVENANTS

The Borrower hereby covenants and agrees with the Lenders as follows:

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [**+], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

4.1	Legal Requirements

The Borrower shall comply in a timely manner with all applicable Laws, the non-compliance of which could have a material adverse effect on the Borrower.

4.2	Further Assurances

At the request of the Lenders, the Borrower shall, at its expense, promptly (i) cure or cause to be cured all defects relating to the content, execution or delivery of this Agreement or any other Loan Document, and (ii) execute and deliver to the Lenders all such other and further documents, agreements and instruments necessary to satisfy the Indebtedness in full.

4.3	Expenses

The Borrower shall promptly pay, upon request therefor by the Lenders, all costs and expenses (including legal fees, out-of-pocket expenses and disbursements) incurred or paid at any time and from time to time by the Lenders in connection with the transactions contemplated herein, including without limitation, enforcement of this Agreement, the Facility Warrants and any other Loan Documents.

4.4	Notice of Certain Events

The Borrower shall promptly notify the Lenders if an Event of Default, or any event which would, but for the passing of time or the giving of notice or both, constitute an Event of Default, occurs.

4.5	Punctual Payment of Indebtedness

The Borrower shall punctually pay when due all Indebtedness in accordance with the terms hereof, without set-off or deduction of any kind.

4.6	Issuance of the Warrant Certificate.

Once the Lenders have advanced the entire amount of the Principal Amount, the Borrower shall issue rateably among the Lenders, the Facility Warrants, in accordance with each Lender’s proportionate share of the Commitments. The Facility Warrants issued to the Lenders shall be evidenced by certificates in the form attached hereto as Schedule “B”.

4.7	Permitted Indebtedness.

Until the termination of all of the Commitments and the payment in full of all Indebtedness under this Agreement, the Borrower shall not create, incur, assume or suffer to exist or permit any subsidiary to create, incur, assume or suffer to exist indebtedness other than (i) any Indebtedness under this Agreement; (ii) account trade payables incurred in the ordinary course of business; (iii) indebtedness or deposits made pursuant to a royalty or streaming financing; (iv) indebtedness under swap contracts entered into for hedging purposes in the ordinary course of business; (v) indebtedness owed to or between any subsidiaries; (vi) any extension, refinancing, renewal or replacement of any indebtedness described in any of the foregoing clauses (i) to (v); and (vii) with the prior written consent of the Lenders.

4.8	Securities Laws.

The certificate representing any Conversion Shares, if any, shall bear any legend required by applicable Laws or stock exchange.

ARTICLE 5- CONDITIONS PRECEDENT

5.1	Conditions Precedent to the Loan.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [**+], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

The Lenders shall not be obligated to advance the Loan unless the following conditions precedent have been fulfilled to the Lenders’ satisfaction, or waived by the Lenders in their sole and unfettered discretion, on or before the Advance Date:

(a)	each of the representations and warranties set forth in Article 3 and in each other Loan Document, as applicable, shall be true and correct as of the date of such advance;

(b)	no Default or Event of Default shall have occurred and be continuing or will occur as a result of making such advance;

(c)	the Lenders shall have received the following, each in form and substance satisfactory to the Lenders in their sole and unfettered discretion:

(i)	this Agreement and any other Loan Document, duly executed by each party thereto other than the Lenders;

(ii)	the approval of the board of directors of the Borrower; and

(iii)	such other information, agreements, instruments, documents, certificates and opinions as the Lenders may reasonably request.

ARTICLE 6- CONVERSION OF INDEBTEDNESS

6.1	Share Conversion.

(a)	Upon and subject to the provisions and conditions of this Section 6.1, the Lenders shall have the right, in its sole and unfettered discretion, at any time and from time to time prior to the Maturity Date, to convert all or any part of the outstanding Indebtedness hereunder on the applicable Conversion Date (the “Conversion Amount”) into that number of Common Shares (the “Conversion Shares”) that is equal to the Conversion Amount divided by the Conversion Price (each such conversion of Indebtedness into Conversion Shares, a “Share Conversion”).

(b)	The Lenders may exercise any Share Conversion by written notice (a “Conversion Notice”) delivered to the Borrower in accordance with the terms hereof not less than two business days’ prior to the applicable Conversion Date requested in such notice and specifying the amount of Indebtedness that the Lenders intend to convert into Common Shares on such Conversion Date and the registration and delivery details in respect of such Conversion Shares; provided that the Lenders shall not be permitted to deliver a Conversion Notice in respect of any amount of the Indebtedness for which the Borrower has delivered a notice in accordance with Section 2.6. On the applicable Conversion Date, the Lenders shall be recorded in the books of the Borrower as the holder of the applicable Conversion Shares to which the Lenders are entitled pursuant to such Lender Share Conversion, and the outstanding Indebtedness shall be permanently reduced by the applicable Conversion Amount.

(c)	In the event the Company elects to consummate an initial public offering of its Common Shares (the “Initial Public Offering”) or Change of Control prior to the Maturity Date, then notwithstanding any provision herein or in the Loan Documents to the contrary, the Company shall provide to the Lenders at least thirty (30) days’ prior written notice, specifying appropriate details of the Initial Public Offering or Change of Control, including the anticipated closing date and any other information as reasonably requested by the Lenders. Upon receipt of the notice of an Initial Public Offering or Change of Control, the Lenders may, in their sole discretion, by written notice to the Company, (i) demand the full repayment of all or any portion of the Indebtedness hereunder, including repayment of the Principal Amount and all accrued and unpaid interest thereon, to be paid prior to or contemporaneously with the closing of any such Initial Public Offering or Change of

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [**+], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Control in cash by wire transfer in accordance with the wire transfer instructions provided in writing by the Lenders to the Borrower; (ii) elect to convert all or any portion of the Indebtedness hereunder, including repayment of the Principal Amount and all accrued and unpaid interest thereon, into Common Shares prior to the consummation of the Initial Public Offering or Change of Control in accordance with Section 6.1(a) and (b); or (iii) elect to proceed with a combination of (i) and (ii).

(d)	If at any time after the date hereof and prior to any particular Share Conversion the Company shall complete a Share Reorganization, the Conversion Price shall be adjusted effective immediately after (i) the effective date of any subdivision, redivision or change in the outstanding Common Shares into a greater number of Common Shares, or reduction, combination or consolidation of the Common Shares into a lesser number of Common Shares, or (ii) the record date on which the holders of Common Shares are determined for the purpose of any such stock dividend or other distribution constituting such Share Reorganization, as applicable, by. multiplying the Conversion Price in effect on such effective date or record date, as applicable, by a fraction, (y) the numerator of which shall be the number of Common Shares outstanding on such effective date or record date, as applicable, before giving effect to such Share Reorganization, and (z) the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Share Reorganization, including, in the case where Securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would be outstanding if such Securities were exchanged for or converted into Common Shares.

(e)	If at any time after the date hereof and prior to any particular Share Conversion, there is a capital reorganization of the Borrower or a reclassification or other change in the Common Shares (other than a Share Reorganization) or a consolidation or merger, amalgamation or arrangement of the Borrower with or into any other corporation or other entity (other than a consolidation, merger, amalgamation or arrangement which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other Securities), or a transfer of all or substantially all of the Borrower’s undertaking and assets to another corporation or other entity in which the holders of Common Shares are entitled to receive shares, other Securities or other property (any of such events being called a “Capital Reorganization”), the Lenders shall be entitled to receive, and shall accept, upon the exercise of any Share Conversion at any time after the effective date thereof, in lieu of the number of Common Shares to which the Lenders were theretofore entitled on such Share Conversion, the kind and amount of shares, other Securities or money or other property that the Lenders would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Lenders had been the registered Lenders of the number of Common Shares to which the Lenders were entitled upon such Share Conversion, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this Section 6.1(e).

(f)	If at any time after the date hereof, the Borrower issues: (i) Common Shares: (ii) shares of any other class which are convertible into Common Shares; or (iii) any debt securities which are convertible into Common Shares, in each case, at a price per Common Share, which is lower than the Conversion Price (a “Lower Price”), the Conversion Price applicable to the conversion of any Indebtedness subsequent to the date of such issuance shall be adjusted to equal such Lower Price. Successive adjustments shall be made to the Conversion Price in the case of successive issuances of securities at a Lower Price. The Borrower will give written notice to the Lender of any such adjustments. Notwithstanding the foregoing, no adjustment to the Conversion Price shall be made in respect of any securities which are issued and outstanding prior to the Advance Date or which are issued upon the exercise or conversion of any such securities in accordance with their terms.

(g)	If any question arises with respect to the adjustment provided in this Section 6.1, such question shall be conclusively determined by a Firm of chartered professional accountants agreed upon by the parties (and such chartered professional accountants shall be independent of both parties). Such chartered professional accountants shall be given access to all necessary records of the Borrower and their determination shall be binding upon the Borrower and the Lenders.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [**+], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(h)	The Borrower shall not be required to issue fractional Common Shares upon any Share Conversion. If any fractional interest in a Common Share would, except for the provisions of this Section 6.1 be deliverable upon such Share Conversion, such fractional interest shall be rounded down to the nearest whole number of Common Shares.

(i)	The Borrower shall give notice to the Lenders, in the manner provided in Section 7.6, of its intention to fix a record date for any Capital Reorganization which may give rise to an adjustment in the number of Common Shares that may be acquired upon the exercise of a Share Conversion by the Lenders. Such notice shall be given not less than 14 days prior to the applicable record date and shall specify the particulars of such Capital Reorganization (including the effective date) and the record date for such event.

(j)	The Borrower shall at all times reserve and keep available out of its authorized Common Shares solely for the purpose of satisfying each Share Conversion, and conditionally allot to the Lenders, such number of Common Shares as would be issuable upon any Share Conversion in respect of all outstanding Indebtedness at such time. The Borrower covenants with the Lenders that all Common Shares issued upon any Share Conversion shall be duly and validly issued as fully-paid and non-assessable, subject only to any prescribed four month and one day hold period required pursuant to applicable Laws, and free and clear of all Liens.

ARTICLE 7– GENERAL

7.1	Severability

Any provision of this Agreement that is illegal, prohibited or unenforceable in any jurisdiction, in whole or in part, shall not invalidate the remaining provisions hereof; and any such illegality, prohibition or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.2	Entire Agreement

This Agreement shall constitute the entire agreement and understanding between the Borrower and the Lenders relating to the subject matter hereof between the Borrower and the Lenders. No provision of this Agreement may be amended except by agreement in writing executed by the Borrower and the Lenders.

7.3	Governing Law

This Agreement shall be interpreted in accordance with the Laws of the Province of Ontario. The parties hereby attorn and submit to the jurisdiction of the courts of the Province of Ontario.

7.4	Execution by Counterparts

This Agreement may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, taken together, shall constitute one and the same Agreement. This Agreement may be executed and delivered in portable document format (“pdf”), and any signature contained hereon in pdf or in electronic or other similar format shall be deemed to be equivalent to an original signature for all purposes.

7.5	Binding Effect

This Agreement shall be binding upon and shall enure to the benefit of the Lenders and their successors and assigns. This Agreement shall be binding upon and shall enure to the benefit of the Borrower and its successors and permitted assigns. The Borrower shall not assign all or any part of its rights and obligations hereunder without the prior written consent of the Lenders, which consent may be withheld in their sole and unfettered discretion.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [**+], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

7.6	Notices

All notices given pursuant to this Agreement shall be in writing, marked for the attention of the relevant person named below, and delivered to the address of the addressee or sent by fax or email to the fax number or email address of the addressee which is specified in Section 7.7.

7.7	Addresses

(a)	Subject to Section 7.7(c), the address of each party is set out below:

If to the Borrower:

Blackjack Silver Corp.

401 Bay Street, Suite 2702

Toronto, ON M5H 2Y4

Attention: Julio DiGirolamo, CFO

Email: julio@blackjacksilver.com

If to the Lenders:

Swansea Holdings Inc

2357 Hargood Place

Mississauga, Ontario

L5M 3G2

Attention: Carl Hansen

Email: work@hansenfamily.ca

SBX Consultores Ltda.

Avda. Presidente Kennedy 5757, Torre Oriente

Of. 508

La Condes, Santiago

Attention: Joaquin Massu Larach

Email: joaquin.massu@sbx.cl

Bruce D. Reid

401 Bay Street, Suite 2702

Toronto, ON M5H 2Y4

Email: br@55northmining.com

(b)	Any notice given pursuant hereto takes effect from the later of (i) the time it is actually received by the addressee (the burden of proof of receipt being on the sender and being satisfied by courier or postal delivery records in the case of physical delivery or confirmation from the recipient in the case of e-mail delivery); and (ii) any later time specified in the notice.

(c)	A party may at any time, by notice given to the other party to this Agreement, designate a different business address or email address for the purpose of this Agreement.

[The remainder of this page is intentionally left blank; signature page follows.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [**+], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

IN WITNESS WHEREOF this Agreement has been executed and delivered by the parties hereto as of the date indicated above.

BLACKJACK SILVER CORP.

By:	/s/ Julio DiGirolamo
Name: Julio DiGirolamo
Title: Chief Financial Officer

SWANSEA HOLDINGS INC.

By:	/s/ Carl Hansen
Name: Carl Hansen
Title: CEO

SBX CONSULTORES LTDA.

By:	/s/ Joaquin Massu Larach
Name: Joaquin Massu Larach
Title: CEO

/s/ BRUCE D. REID
BRUCE D. REID

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [**+], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Schedule “A”

[***]

“A”- 1